Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Frank Addante, Chief Executive Officer, Chief Product Architect and Chairman of the Board (Principal Executive Officer) of The Rubicon Project, Inc. (the "Company"), and Todd Tappin, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, to which this certification is attached as Exhibit 32.1 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2014

/s/ Frank Addante
Frank Addante Chief Executive Officer, Chief Product Architect and Chairman of the Board (Principal Executive Officer)

/s/ Todd Tappin
Todd Tappin Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)